Exhibit 10.1

LOAN AGREEMENT entered into as of the __ day of March, 2021

BETWEEN:	TRILLION ENERGY INTERNATIONAL INC., a corporation existing under the laws of Delaware having a place of business at Suite 700, 838 West Hastings Street, Vancouver, B.C. V6C 0A6,

(hereinafter called the “Borrower”)

AND:	FLAVIU FORGACIU., an individual resident in 3155 Tribute Creek Blvd, Rochester Hills, Michigan, 48306.

(hereinafter called the “Lender”)

WHEREAS the Lender has offered to provide a loan to the Borrower pursuant to a Term Sheet dated March 5, 2021 (the “Offer”).

AND WHEREAS the Lender and the Borrower are desirous to give effect to the Offer on the following terms and conditions:

NOW THEREFORE, In consideration of the mutual covenants and agreements hereinafter set forth the parties agree as follows:

Article 1 LOAN

1.1	Subject to the provisions hereinafter set forth, the Lender agrees to lend to the Borrower, hereto accepting, the sum of FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (USD$500,000) (the “Loan”), repayable in the manner provided under Article 4 hereof.

Article 2 BONUS AND INTEREST

2.1	At the date hereof, the Borrower shall, as a signing bonus in consideration of the Loan, subject to the receipt of approval of Canadian Securities Exchange (the “CSE”), issue ONE MILLION (1,000,000) common share purchase warrants (the “Warrants”) with an exercise price of USD$0.16 per Warrant (the “Bonus”).

2.2	The principal amount of the outstanding Loan shall bear interest from the Disbursement Date (as hereinafter defined) of the Loan, inclusive, until the Maturity Date (as hereinafter defined) at a rate of FIFTEEN PERCENT (15%) per annum, calculated annually.

2.3	Interest accrued on the unpaid principal amount is due and payable quarterly in arrears on the last business day of the month, the first payment becoming due and payable on the last day of the calendar month three months after which the Disbursement Date occurred.

2.4	Any overdue payment of interest and any principal amount of the Loan paid after the Maturity Date shall bear interest at the interest rate stated under paragraph 2.2.

Article 3 DISBURSEMENT OF THE LOAN

3.1	The Loan shall be disbursed, by way of a single advance, at the request of the Borrower but no later than March 5, 2021 (the date of the advance of the funds is referred to as the “Disbursement Date”), upon satisfaction of all the conditions precedent provided under Article 8 hereof.

Article 4 repayment of the loan

4.1	The Borrower undertakes to repay to the Lender the principal amount of the Loan, in the amount of FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (USD$500,000), in full on the date that is one year from the Disbursement Date (the “Maturity Date”).

4.2	The Borrower has the right to repay, at any time and from time to time, in whole or in part, the Loan without any notice or penalty.

4.3	In the event the Borrower repays the Loan prior to the Maturity Date, the interest paid by the Borrower to the Lender shall equal no less than USD$37,500 (the “Minimum Interest”). If the Borrower has not paid the Minimum Interest, such amount shall be paid to the Lender to provide the Lender with a interest total equal to the Minimum Interest. In the event the Borrower has already paid the Minimum Interest amount, no further interest payment shall be necessary other than amounts accrued pursuant to the Loan.

Article 5 PLACE AND MANNER OF PAYMENTS

5.1	Any amount due hereunder shall be paid, without notice or demand, to the order of the Lender or by any method agreed to between the Borrower and the Lender, delivered at the address of the Lender mentioned herein, or at any other location in Canada or the United States of America, or to the order of any other person that the Lender may indicate in writing to the Borrower.

5.2	When a payment or repayment is due on a date that is not a business day, such payment or repayment shall be made on the next business day.

5.3	For the purposes hereof a business day shall mean any day other than a Saturday, a Sunday or a statutory holiday in the Province of Alberta.

Article 6 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

6.1	The Borrower represents and warrants as follows:

6.1.1	the Borrower is duly incorporated, validly existing and in good standing under the laws governing its incorporation, it is not in default under the corporate laws governing it and it has all corporate powers and authority to own its properties, and to conduct its business as it currently operates and intends to operate;

6.1.2	the Borrower has the requisite corporate powers to execute this Agreement and to bind itself hereunder;

6.1.3	all activities of the business of the Borrower are carried on in accordance with all laws, regulations and by-laws applicable to the Borrower, the operation of its business;

6.1.4	the execution of this Agreement, any other documents accessory thereto by the Borrower or the compliance by it with the respective obligations contained in each agreement does not and shall not contravene or constitute a default under the terms of its articles, by-laws, or any contract, agreement or venture to which it is a party or under which it is bound;

6.1.5	this Agreement constitutes, and the agreements and instruments required hereunder when entered into, will constitute valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms thereof;

6.1.6	the consummation of the transaction herein contemplated will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under any statute, indenture, agreement or other instrument to which the Borrower is a party of by which it may be bound.

6.2	Each of the representations and warranties of paragraph 6.1 hereof, shall be true and accurate on the Disbursement Date of the Loan and all undertakings mentioned herein shall survive until the full payment of all amounts due to the Lender hereunder.

Article 7 REPRESENTATIONS AND WARRANTIES OF THE LENDER

7.1	The Lender hereby represents and warrants that he is:

7.1.1	an accredited investor pursuant (as such term is defined in National Instrument 45-106) in accordance with Canadian securities laws and has completed the exhibits hereto with respect to the same.

7.1.2	An accredited investor pursuant to US securities laws, and has completed the exhibits hereto with respect to the same.

Article 8 CONDITIONS PRECEDENT TO DISBURSEMENT OF THE LOAN

8.1	The obligation of the Lender to make the Loan available is subject to compliance with all the provisions and conditions hereinafter mentioned:

8.1.1	the Lender shall have received a copy of this Agreement duly executed by the Borrower; and

8.1.2	the Bonus shall have been paid to the Lender by the Borrower.

8.2	The conditions of paragraph 8.1 enure to the exclusive benefit of the Lender who may waive its rights hereunder in whole or in part, with or without restrictions.

Article 9 COVENANTS OF THE BORROWER

9.1	The Borrower hereby covenants to the Lender as and from the date hereof and for so long as any amount whatsoever due to the Lender hereunder will be still outstanding, that it shall comply with and satisfy each of the following covenants and conditions to the extent that they are applicable:

9.1.1	the Borrower shall repay and shall attend to the timely repayment of the principal and interest under the Loan on the dates, at the locations, in the currency and in the manner set out hereunder; and

9.1.2	the Borrower shall do all things necessary or shall attend to do all things required to maintain its corporate existence.

Article 10 EXPENSES

10.1	The parties hereto shall each be responsible for their owns costs in connection with this Agreement.

Article 11 EVENTS OF DEFAULT

11.1	Notwithstanding anything herein provided, the Lender may demand the immediate payment of the principal amount of the Loan together with all accrued and unpaid interest thereon and all other amounts owing by the Borrower to the Lender hereunder in each and every one of the following events (each hereinafter called an “Event of Default”):

11.1.1	if the Borrower defaults in the payment in whole or in part on its due date of any sum due to the Lender;

11.1.2	if the Borrower makes a proposal or an assignment for the benefit of its creditors or a petition in bankruptcy be presented against the Borrower or a receiver be appointed under the Bankruptcy and Insolvency Act (Canada) or any other insolvency legislation, or if a process of execution or judgment be enforced or levied on upon any property of the Borrower;

11.1.3	if the Borrower ceases to carry on, in the ordinary course, its business or a substantial part thereof;

11.1.4	if any of the representations and warranties of the Borrower as stipulated herein prove to be false or incorrect in any material respect at any time during the term hereof; and

11.1.5	if the Lender at any time discovers that any statement, representation or warranty herein or in any document delivered to the Lender pursuant hereto, is false or misleading in any material respect.

11.2	The acceptance by the Lender, after the occurrence of an Event of Default, of payment of any sum owing hereunder, or the exercise by the Lender of any right, recourse or remedy herein or otherwise provided shall not preclude it from exercising any other right, recourse or remedy, it being agreed that all the Lender’s rights, recourses and remedies against, under or in respect of this Agreement shall be cumulative and not alternative.

11.3	No failure or delay on the part of the Lender in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof, nor the exercise of any other right or power hereunder. No modification or waiver of any provisions of this Agreement hereunder shall in any event be effective unless the same shall be in writing and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or further notice or demand in similar or further circumstances.

11.4	Following occurrence and continuance of an Event of Default, the principal amount of the Loan becomes automatically due and payable, together with the interest accrued, all without the need of a further demand or any other notice, which Borrower hereby waives.

11.5	Notwithstanding the terms hereof, the Lender shall be entitled at all times, without prejudice to its right to subsequently exercise the relevant recourse, to waive its rights, in writing only, under any default of the Borrower or to grant extensions so as to remedy a default or to take any other action that it judges to be in its own interest or in the interest of the Borrower.

Article 12 GENERAL PROVISIONS

12.1	The rights and remedies provided to the Lender under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies which the Lender may have under the laws of Alberta or any other jurisdiction and the exercise by the Lender of any right or remedy arising from a default or breach of any agreement, covenant or obligation contained in this Agreement shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy to which the Lender may be lawfully entitled for the same default or breach.

12.2	Whenever the Lender or the Borrower is required or entitled to notify or direct the other or to make a demand upon or request of the other relating to the Interim Loans or this Agreement, such notice, direction, demand or request will be sufficiently given: (i) if given in writing and delivered to the party for whom it is intended at the address of such party as set forth on the first page of this Agreement or as changed pursuant hereto or if sent by prepaid registered mail addressed to the party for whom it is intended at the address of such party herein set forth or as changed pursuant hereto; or (ii) such notice, direction or demand is delivered by way of facsimile or other electronic means and is accompanied by a delivery receipt.

12.3	All the provisions of this Agreement shall enure to the benefit of and be binding upon the successors and assigns of the Borrower and the Lender respectively.

12.4	In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.5	This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

12.6	Time will be of the essence of this Agreement.

12.7	The Borrower and the Lender agree from time to time to do such further acts and execute and deliver all further deeds and documents as are reasonably required in order to fully perform and carry out the terms of this Agreement.

12.8	The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section, Subsection or Schedule refers to the specified Article, Section or Subsection of or Schedule to this Agreement.

12.9	No modification, variation or amendment of any provision of this Agreement will be made except by written agreement executed by the Borrower and the Lender.

12.10	As the context may require, the singular shall include the plural, and vice-versa; words importing the masculine gender shall include the feminine gender, and vice-versa.

12.11	The preamble hereto shall form an integral part hereof.

12.12	This Agreement may be executed in counterparts, each of which will constitute an original and all of which taken together will constitute one and the same instrument. Any signature by any party may be evidenced and transmitted by a facsimile or emailed copy of the original signature.

12.13	It is the express wish of the parties that this Agreement and any related documents be drawn up and executed in English. Il est de la volonté expresse des parties que cette convention et tous les documents s’y rattachant soient rédigés et signés en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement on the date first above written.

TRILLION ENERGY INTERNATIONAL INC.

Per:	/s/ Arthur Halleran
Arthur Halleran President & CEO

/s/ Flaviu Forgaciu
Witness	Flaviu Forgaciu